Exhibit 8

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the shares of common stock of IMH Financial Corporation, dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 4th day of August, 2014

SRE MONARCH, LLC

By: Singerman Real Estate Management Company, L.P.
Its: Manager

By: Singerman Real Estate, LLC
Its: General Partner

By: /s/ Seth Singerman
Name: Seth Singerman
Title:   Manager

SRE MONARCH INVESTOR, LLC

By: /s/ Seth Singerman
Name: Seth Singerman
Title:   President

SINGERMAN REAL ESTATE MANAGEMENT COMPANY, L.P.

By: Singerman Real Estate, LLC
Its: General Partner

By: /s/ Seth Singerman
Name: Seth Singerman
Title:   Manager

SINGERMAN REAL ESTATE, LLC

By: /s/ Seth Singerman
Name: Seth Singerman
Title:   Manager

SINGERMAN REAL ESTATE OPPORTUNITY
FUND I, L.P.

By: Singerman Real Estate Management Company, L.P.
Its: Manager

By: Singerman Real Estate, LLC
Its: General Partner

By: /s/ Seth Singerman
Name: Seth Singerman
Title:   Manager

SINGERMAN REAL ESTATE OPPORTUNITY
FUND I GP, LLC

By: /s/ Seth Singerman
Name: Seth Singerman
Title:   Authorized Signatory

/s/ Seth Singerman
Seth Singerman